UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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BUCYRUS INTERNATIONAL, INC.

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BUCYRUS 1100 Milwaukee Avenue • P.O. Box 500 South Milwaukee, Wisconsin 53172-0500, USA (+1) 414.768.4000

November 23, 2010

Bucyrus CEO & Regional SVP Webcast Script

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Tim Sullivan: Hello everyone and thank you for joining us today. The purpose of this webcast will be to provide you specific information pertaining to the recent announcement of the acquisition of our company by Caterpillar.

•	I have a few guests with me today; Marcus Berto – SVP of the Southern Hemisphere, Dr. Dieter Gessner – SVP of Europe, Asia & Northern Africa, and John Oliver – SVP of North America.

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I’m sure many of you were surprised by the news of the Caterpillar acquisition and are wondering why we made this decision. We would like to take a few minutes of your time to walk you through what transpired and the rationale behind this decision by our Board of Directors.

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Since becoming a public company in 2004 – Bucyrus has done very well. Our whole team has done an outstanding job in building this organization to where it is today. Bucyrus is a true leader in the global mining industry. We have a strong brand and a strong foundation for growth. We have outstanding products in both surface and underground mining equipment. We are recognized for our technological leadership. We have a strong and diverse network of loyal customers, and we have a talented and dedicated employee base which has made all of this possible.

•	So, it’s not unreasonable to ask, “Why sell?’. Our Board debated this very question at great length. The answer has several parts.

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First, it is increasingly clear in our global market, that as our customers grow, they want to deal with large suppliers with significant capability and resources. Caterpillar is clearly one of those companies. It is a first tier 52 billion dollar global company. Secondly, and perhaps more importantly, they share our values in terms of delivering the highest quality products and service to our customers. That is not to say that we could not continue to compete successfully as an independent company, however, we determined that the proposed combination allows us to maximize our true value as well as provide our company, our products and our employees with long term viability.

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In recent years, Caterpillar has been looking to expand its product offering to be more focused on mining. They have recognized our success. By offering their customer base our product portfolio – we are giving our business an outstanding opportunity to meet ever increasing customer demands. Our customers know that the combination of these complimentary product lines will insure superior service and support in the long term. The feedback we have received over the last few days indicates that our worldwide customer base is highly supportive of this transaction.

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Finally, I will tell you that one of the most important aspects in our Board deliberations centered around the impact that this transaction would have on our employees, suppliers and other stakeholders. We determined that Caterpillar respects and values the Bucyrus workforce and all that we have accomplished. One clear reflection of this respect is that Caterpillar has committed to locate its global mining machinery headquarters in Milwaukee, and to continue to market our legacy products under the Bucyrus brand.

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I am confident that we have found an excellent partner in Caterpillar and I believe very strongly that this is a good outcome for our company and our stakeholders. Caterpillar has a strong 85-year history, and shares our commitment to providing innovative products and exceptional service to customers, by creating a collaborative and safe work environment for employees, by minimizing the impact on the environment and by delivering strong financial performance. In short, they share the same core values that drives us to do what we do each and every day.

•	At this time I would like to introduce Marcus Berto and ask him to share a few words with you. Marcus…

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Marcus Berto: Thanks, Tim. I would like for you all to know that this is great news for Bucyrus and our long-term success as a company. Most important is Caterpillar’s commitment to safety. Like Bucyrus, Caterpillar puts safety first and does everything they can to make sure their employees go home at the end of the day the same way they arrived. This is very important to us.

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Additionally, partnering with Caterpillar will position us to be the best in the world in the Mining Machinery business. After we close this transaction, we will be able to offer even greater service and support to our mining customers, building on the strength of our existing relationships with our customers.

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Last, there is a lot we will have to learn from each other. We have between 6 to 9 months before this transaction closes and until then, we will operate as two separate companies. We have very aggressive goals to meet before the end of this year. I know that we will deliver on those commitments. I am asking you to keep working safe, keep working hard, and do everything you can to ensure we exceed our 2010 goals.

•	Tim Sullivan: Thanks, Marcus. I would now like to introduce Dr. Dieter Gessner, SVP of Europe, Asia and Northern Africa. Dieter…

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Dieter Gessner: Thank you, Tim. It is a pleasure to be here with you today and to have this opportunity to talk with you about our agreement to be acquired by Caterpillar. I realize there are many concerns about this transaction and there is also a lot of excitement.

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The great thing about this acquisition is that it provides growth opportunities for both organizations. There is very little overlap between Bucyrus products and Caterpillar products. Together, we will combine our existing product portfolio with the world’s largest distribution network in the mining industry.

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At Bucyrus, you make the difference. Our commitment to safety, reliability, quality, innovation, and our commitment to our customers are the same commitments you will find from the Caterpillar organization. It will take all of us for this transaction to be successful.

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There is little we can discuss with Caterpillar before the transaction is closed. As we are able to share new information with you, we will. Today, we are Bucyrus. We have a lot of work to do in the remaining weeks of 2010 to meet our plan and I need you to stay focused and to continue delivering the best support to our customers.

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•	Tim Sullivan: Thanks, Dieter. To address our North American team, I would like to introduce John Oliver. John…

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John Oliver: Thanks, Tim. This is great news for Bucyrus and great news for the mining industry. In this situation, as the company being acquired, our first reaction is most often fear and anxiety. It is important for you to know that Caterpillar has, in many cases, a lot to learn from Bucyrus just as we have a lot to learn from Caterpillar. What makes Bucyrus work is our willingness to embrace change and our ability to respond quickly in any situation. These are two characteristics that Caterpillar sees as strength in our organization.

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Although Caterpillar has a long-standing presence in the mining industry, it has been through two primary product lines, mechanical off-the-road haul trucks and dozers. Today, Bucyrus offers the most comprehensive product portfolio to the mining industry. That doesn’t just include the products. That includes our engineering and manufacturing expertise, as well as the most knowledgeable sales and service teams in the field. Our people, combined with the products we offer, are complementary to Caterpillar’s organization today.

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We will be establishing an integration team over the next couple of weeks that will be working in parallel with the Caterpillar team, to ensure we bring our two organizations together in the most effective way. Until that time, approximately mid-year 2011, we must continue doing what we do best; servicing Bucyrus customers in the safest way possible.

•	Tim Sullivan: Thanks, John.

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I know all of you will have questions about what this means for you personally. That’s only reasonable. I’m pleased to say that, following the close of the transaction, the vast majority of you will have the opportunity to be a part of a new larger company. Importantly, Caterpillar is as committed as we are to growth and success in the global mining machinery market, and they know we are the experts in this field.

•	For our customers, nothing really changes. We will continue to sell and service our products but with these additional attributes of our combined companies:

•	CAT Financial

•	CAT Logistics

•	Leveraging the best of the Bucyrus Production System with the Caterpillar Production System

•	CAT Components

•	Certainly a more powerful package which will allow us to compete at a much higher level.

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Any combination of two companies creates an environment for change. Over the past 4 years, the combination of Bucyrus, DBT and Terex have effectively made us integration experts. Having said that, I know that change causes some anxiety and distraction. While it’s too early to be specific about details of the combination with Caterpillar, I can assure you that Caterpillar values our people and their highest priority is to make sure that together this combined enterprise succeeds. Also it is important that you understand that this transaction will likely take several months to close, so nothing is going to happen in the near term.

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The signing of this transaction is just the first step in the process. We must obtain shareholder and several regulatory approvals. Until then, we will operate and compete as completely separate companies. Therefore, it is important that you do not engage in any direct discussions with employees of Caterpillar or any of Caterpillar’s distributors until after closing.

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As John said, as we move forward, there will be a thoughtful integration process led by a team comprised of members from both organizations . As questions arise, we will do our best to address them promptly.

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For now, I urge you to stay focused. Simply stated, it is business as usual. Meeting the needs of our customers will continue to be our number one priority. It is vitally important that we close out fiscal 2010 with a strong performance.

•	I very much appreciate your dedication to this Company – and also your time today to listen to this webcast.

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This transaction is a testament to the strength of the global Bucyrus brand and the value this employee team has created. We should all be very proud of our accomplishments. Thank you for your continued hard work and commitment to Bucyrus.

Additional Information Relating to Bucyrus and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Bucyrus by Caterpillar. In connection with the proposed merger, Bucyrus intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A, which will be mailed to stockholders of Bucyrus.

Bucyrus stockholders are urged to read all relevant documents filed with the SEC, including the proxy statement, because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the proxy statement (when available), as well as other filed documents, without charge, at the SEC’s website (http://www.sec.gov). Free copies of Bucyrus’s filings may be obtained by directing a request to Bucyrus’s Investor Relations by telephone to (414)768-4000, in writing to Bucyrus, Attention: Investor Relations, 1100 Milwaukee Avenue, South Milwaukee, WI 53172, by email to amalingowski@bucyrus.com or at Bucyrus’s website (http://www.bucyrus.com).

Bucyrus and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the stockholders of Bucyrus with respect to the proposed transaction. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction. Information regarding Bucyrus’s directors and executive officers is also available in Bucyrus’s definitive proxy statement for its 2010 Annual Meeting of Stockholders filed with the SEC on March 12, 2010. These documents are available free of charge at the SEC’s web site at http://www.sec.gov and from Investor Relations at Bucyrus.

Caution Concerning Forward-Looking Statements Relating to Bucyrus

Statements in this communication that relate to Bucyrus’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. These forward-looking statements may be identified by the use of predictive, future tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) the inability to close the merger in a timely manner; (2) the inability to complete the merger due to the failure to obtain stockholder approval and adoption of the

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merger agreement and approval of the merger or the failure to satisfy other conditions to completion of the merger, including required regulatory approvals; (3) the failure of the transaction to close for any other reason; (4) the effect of the announcement of the transaction on Bucyrus’s business relationships, operating results and business generally; (5) the possibility that the anticipated synergies and cost savings of the merger will not be realized, or will not be realized within the expected time period; (6) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (7) diversion of management’s attention from ongoing business concerns; (8) general competitive, economic, political and market conditions and fluctuations; (9) actions taken or conditions imposed by the governmental or regulatory authorities; (10) adverse outcomes of pending or threatened litigation or government investigations; (11) the impact of competition in the industries and in the specific markets in which Bucyrus operates; and (12) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the proxy statement to be mailed to Bucyrus’s stockholders Bucyrus’s filings with the SEC that are available on the SEC’s web site located at http://www.sec.gov, including the section entitled “Risk Factors” in Bucyrus’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Readers are strongly urged to read the full cautionary statements contained in those materials. All forward-looking statements attributable to Bucyrus are expressly qualified in their entirety by the foregoing cautionary statements. We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

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